Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-4
(Form Type)

Banner Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Note #	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	1	Equity	Common Stock	Other	2,699,587	—	$170,710,701.75	0.0001381	$23,575.15
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$170,710,701.75		$23,575.15
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$23,575.15

(1)
Represents the estimated maximum number of shares of common stock, par value $0.01 (“Banner common stock”), of Banner Corporation (“Banner”) that may be issued by Banner upon the completion of the merger pursuant to that certain Agreement and Plan of Merger, dated as of April 30, 2026, by and between Banner and Pacific Financial Corporation (“Pacific Financial”), calculated by multiplying (i) 10,252,895, the estimated maximum number of shares of Pacific Financial common stock, par value $1.00 per share (“Pacific Financial common stock”) to be exchanged or cancelled upon completion of the merger by (ii) the exchange ratio of 0.2633 shares of Banner common stock for each share of Pacific Financial common stock, as described in the Registration Statement on Form S-4 to which this exhibit is attached.

The maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act and calculated by multiplying (i) 10,252,895, the estimated maximum number of shares of Pacific Financial common stock to be exchanged or cancelled upon completion of the merger by (ii) $16.65, the average of the high and low sales prices for shares of Pacific Financial common stock as reported on the OTCQX on June 1, 2026, which is a date within five business days prior to the filing of such Registration Statement on Form S-4.